As filed with the Securities and Exchange Commission on March 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VROOM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	901112566
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3600 W Sam Houston Pkwy S, Floor 4

Houston, Texas 77042

Telephone: (518) 535-9125

(Address of Principal Executive Offices) (Zip Code)

Vroom, Inc. 2020 Incentive Award Plan

(Full Title of the Plan)

Thomas H. Shortt

Chief Executive Officer

Vroom, Inc.

3600 W Sam Houston Pkwy S, Floor 4

Houston, Texas 77042

(Name and Address of Agent for Service)

(518) 535-9125

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Courtenay Myers Lima, Esq. Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Telephone: (212) 906-1200 Fax: (212) 751-4864	Patricia Moran, Esq. Chief Legal Officer Vroom, Inc. 3600 W Sam Houston Pkwy S, Floor 4 Houston, Texas 77042 Telephone: (518) 535-9125

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 71,652 shares of the common stock of Vroom, Inc. (the “Registrant”) to be issued pursuant to the Vroom, Inc. 2020 Incentive Award Plan (the “Incentive Plan”). A Registration Statement of the Registrant on Form S-8 relating to the Incentive Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

Except as set forth below, the contents of the Registration Statements on Form S-8 (File Nos. 333-239093, 333-263121 and 333-270227), including any amendments thereto, filed with the Securities and Exchange Commission, relating to the Incentive Plan, are incorporated by reference herein.

Item 8.	Exhibits.

Number	Description

4.1

Amended and Restated Certificate of Incorporation of Vroom, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-39315) filed on August 13, 2020)

4.2

Certificate of Amendment of Amended and Restated Certificate of Incorporation of Vroom, Inc., dated February 13, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39315) filed on February 14, 2024)

4.3	Amended and Restated Bylaws of Vroom, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-39315) filed on August 13, 2020)

5.1+	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1+	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1+	Power of attorney (included on signature pages below)

99.1	Vroom, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-238482) filed on June 1, 2020)

99.2

Form of Restricted Stock Unit Agreement pursuant to the Vroom, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-39315) filed on August 13, 2020)

99.3

Form of Stock Option Grant Notice and Stock Option Agreement pursuant to the Vroom, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-39315) filed on August 8, 2022)

107+	Filing Fee Table

+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 13th day of March, 2024.

VROOM, INC.

By:	/s/ Thomas H. Shortt
Thomas H. Shortt
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas H. Shortt and Robert R. Krakowiak, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Thomas H. Shortt	Chief Executive Officer and Director	March 13, 2024
Thomas H. Shortt	(principal executive officer)

/s/ Robert R. Krakowiak	Chief Financial Officer	March 13, 2024
Robert R. Krakowiak	(principal financial officer)

/s/ Agnieszka Zakowicz	Senior Vice President and Principal Accounting Officer	March 13, 2024
Agnieszka Zakowicz	(principal accounting officer)

/s/ Robert J. Mylod, Jr.	Chairperson of the Board	March 13, 2024
Robert J. Mylod, Jr.

/s/ Timothy M. Crow	Director	March 13, 2024
Timothy M. Crow

/s/ Michael J. Farello	Director	March 13, 2024
Michael J. Farello

/s/ Laura W. Lang	Director	March 13, 2024
Laura W. Lang

/s/ Laura G. O’Shaughnessy	Director	March 13, 2024
Laura G. O’Shaughnessy

/s/ Paula B. Pretlow	Director	March 13, 2024
Paula B. Pretlow